UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 26, 2018

ARLO TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38618	38-4061754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 890-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 26, 2018, Prashant Aggarwal and Mike Pope were appointed to the Board of Directors (the “Board”) of Arlo Technologies, Inc. (the “Company”). Mr. Aggarwal will serve as a Class II director of the Company and is expected to stand for re-election at our 2020 annual meeting of stockholders, and Mr. Pope will serve as a Class III director of the Company and is expected to stand for re-election at our 2021 annual meeting of stockholders. In addition, Mr. Pope was appointed as chair of the Audit Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), and Mr. Aggarwal was appointed as a member of the Compensation Committee of the Board, the Nominating Committee and the Cybersecurity Committee of the Board.

Both Mr. Aggarwal and Mr. Pope are expected to receive compensation for service as a director in accordance with the Company’s compensation policy for non-employee directors, including an initial grant of a number of restricted common stock units equal to $360,000 divided by the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant (the “Initial Grants”). The Initial Grants will vest in a series of three equal annual installments after the date of grant, subject to each individual continuing to be a service provider on each such vesting date. The Company also entered into an indemnification agreement with each of Mr. Aggarwal and Mr. Pope.

There is no arrangement or understanding between either Mr. Aggarwal and Mr. Pope and any other person pursuant to which Mr. Aggarwal and Mr. Pope were appointed as directors. The Company is not aware of any transaction between the Company and either of Mr. Aggarwal and Mr. Pope that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLO TECHNOLOGIES, INC.

Dated: October 29, 2018	By:	/s/ Christine M. Gorjanc
Christine M. Gorjanc
Chief Financial Officer